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                                                                     EXHIBIT 4.9



                               SECURITY AGREEMENT


               SECURITY AGREEMENT, dated as of June 26, 2000, made by GILAT-TO-HOME, INC., a Delaware corporation (the "Grantor"), in favor of BANK LEUMI USA, as agent for the Lenders parties to the Financing Agreement referred to below (in such capacity, the "Agent").


                              W I T N E S S E T H :


               WHEREAS, Gilat-to-Home Inc. (the "Borrower"), the Agent and the financial institutions from time to time party thereto (the "Lenders") are parties to a Financing Agreement, dated as of June 26, 2000 (such Agreement, as amended, restated or otherwise modified from time to time, being hereinafter referred to as the "Financing Agreement");

               WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make term loans (each a "Loan" and collectively the "Loans") to the Borrower in the aggregate principal amount not to exceed the Total Commitment (as defined in the Financing Agreement;

               WHEREAS, it is a condition precedent to the Lenders making any Loan that the Grantor shall have executed and delivered to the Agent a security agreement providing for the grant to the Agent for the benefit of the Lenders of a security interest in all personal property of the Grantor;

               NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans, the Grantor hereby agrees with the Agent as follows:

               SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined in the Financing Agreement or in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

               SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and collaterally assigns to the Agent, and grants to the Agent for the benefit of the Lenders a continuing security interest in, subject to the last sentence of this Section 2, all personal property and fixtures of the Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"), including, without limitation, all of the Grantor's right, title and interest in and to the following:

               (i) all equipment of any kind including, without limitation, all furniture, fixtures and machinery, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, together with all substitutes, replacements, accessions and additions thereto, and all tools, parts, accessories and attachments used in connection therewith (hereinafter collectively referred to as the "Equipment");


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               (ii) all inventory of any kind wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, (including, without limitation, all types of inventory, merchandise, goods, property and other assets that are held by the Grantor for sale, lease or other disposition or to be furnished under a contract for services, whether such inventory, merchandise, goods, property and other assets are raw, in process, finished, and materials used or consumed in the business of the Grantor, and goods returned to or repossessed by the Grantor and goods in which the Grantor has an interest in mass or in joint or other interest or right of any kind, including consigned goods and goods being processed), and all accessions thereto and products thereof and all packing and shipping materials (any and all such inventory, accessions and products being hereinafter referred to as the "Inventory");

               (iii) (A) all present and future accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations of any kind arising out of or in connection with the sale, lease or other disposition of goods or the rendering of services or otherwise; (B) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and Liens, in, to and in respect of any credit insurance, accounts (including, without limitation, rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party), guaranties or other contracts of suretyship with respect to accounts, and deposits or other security for the obligation of any Account Debtor; (C) all rights relating to the sale or other transfer of property to, or the construction, renovation, processing or other improvement of property by or for the Grantor; (D) all rights now or hereafter existing in and to all letters of credit, security agreements, leases and other contracts now or hereafter existing and securing or otherwise relating to such accounts, contract rights, chattel paper, instruments, documents, general intangibles or other rights or obligations (including, without limitation, the contracts described in SCHEDULE I hereto); and (E) all goods relating to, or which by sale have resulted in, accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any accounts, and all returned, reclaimed or repossessed goods (any and all such accounts, contract rights, chattel paper, instruments, documents, general intangibles and obligations being hereinafter referred to collectively as the "Receivables", and any and all such credit insurance, guaranties, letters of credit, security agreements, leases and other contracts being hereinafter referred to collectively as the "Related Contracts");

               (iv) (A) all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in
SCHEDULE II or VI hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of the Grantor relating to the distribution of products and services in connection with which any of such marks are used, and all income, royalties, damages and payments now or hereafter due and/or payable




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under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present and future infringements, dilutions or other violations thereof and the right to sue for past, present and future infringements and dilutions thereof (hereinafter referred to collectively as the "Trademarks"), and (B) all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensor or licensee and providing for the grant of any right to use any Trademark, including, without limitation, all Trademark Licenses described in SCHEDULE II hereto, together with any goodwill connected with and symbolized by any such trademark licenses or agreements and the right to prepare for sale and sell any and all Inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (hereinafter referred to collectively as the "Trademark Licenses");

               (v) (A) all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information and technology, know-how, formulae and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology and formulae described in SCHEDULE III hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Patents"), and
(B) all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any patent (hereinafter referred to collectively as the "Patent Licenses") (including, without limitation, all Patent Licenses set forth in SCHEDULE III hereto);

               (vi) (A) all domestic and foreign copyrights, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Grantor (including, without limitation, all copyrights described in SCHEDULE IV hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof (hereinafter referred to collectively as the "Copyrights"), and (B) all licenses, contracts or other agreements, whether written or oral, naming the Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (hereinafter referred to collectively as the "Copyright Licenses" and together with the Trademark Licenses and the Patent Licenses, the "Licenses") (including, without limitation, all Copyright Licenses set forth in SCHEDULE IV hereto);

               (vii) (A) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any Lender from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the




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Grantor's sums and credits with, and all of the Grantor's claims against the
Agent, or any Lender at any time existing; (B) all rights, interests, choses in action, causes of actions, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired by the Grantor, including, without limitation, all corporate and other business records, all loans, royalties, and all other forms of obligations receivable whatsoever (other than Receivables); (C) all computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence, advertising materials and other source or business identifiers;
(D) all customer and supplier contracts, sale orders, rights under license and franchise agreements, and other contracts and contract rights; (E) all interests in partnerships, limited liability companies and joint ventures, including all moneys due from time to time in respect thereof; (F) all federal, state and local tax refunds and federal, state and local tax refund claims and all judgments in favor of Grantor and all of Grantor's rights with respect thereto;
(G) all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to personal property, including all moneys due from time to time in respect thereof; (H) all payments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority;
(I) all lock-box and all deposit accounts (general or special) or other accounts with any bank or other financial institution, including, without limitation, all depository or other accounts maintained by the Grantor at the Agent, or any Lender and all funds on deposit therein; (J) all credits with and other claims against third parties (including carriers and shippers) (other than Receivables); (K) all rights to indemnification; (L) all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts; (M) all proceeds of insurance of which the Grantor is the beneficiary; (N) all letters of credit, guaranties, liens, security interests and other security held by or granted to the Grantor; (O) all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral; and (P) all general intangibles, whether or not similar to the foregoing, in each instance, however and wherever arising;

               (viii) the books and records of the Grantor relating to any of the foregoing Collateral, including, without limitation, all customer contracts, sale orders, minute books, ledgers, records, computer programs, software, printouts and other computer materials, customer lists, credit files, correspondence and advertising materials, in each case indicating, summarizing or evidencing any of the Collateral;

               (ix) all investment property, securities, securities accounts, financial assets and all securities entitlements of the Grantor in any and all of the foregoing; and

               (x) all cash and non-cash proceeds of any and all of the foregoing Collateral (including, without limitation, (A) damages and payments for past, present or future infringement, misappropriation or other violation of the Trademarks, the Patents or the Copyrights and (B) the right to sue for past, present and future infringement, misappropriation or other violation of the Trademarks, the Patents or the Copyrights) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof) and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;




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               in each case howsoever the Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise); provided that, nothing hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Agent in the Grantor's interest in any Transponder Collateral.

               SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

               (a) the prompt payment by the Grantor, as and when due and payable, of all amounts from time to time owing by it in respect of the Financing Agreement, the Notes and the other Loan Documents, including, without limitation, principal of and interest on the Loans (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document to which it is a party; and

               (b) the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of its Financing Agreement and all other Loan Documents to which it is a party.

               SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

               (a) There is no pending or, to the knowledge of the Grantor, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that is reasonably likely to adversely affect the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

               (b) [Intentionally Omitted]

               (c) All Equipment and Inventory is located at the addresses specified therefor in SCHEDULE V hereto or at such other locations permitted by the terms of Section 5(b) hereof. The Grantor's chief place of business and chief executive office, the place where the Grantor keeps its records concerning Receivables and all originals of all chattel paper which constitute Receivables are located at the addresses specified therefor in SCHEDULE V hereto. None of the Receivables is evidenced by a promissory note or other instrument unless such promissory note or instrument has been pledged to the Agent. Set forth in
SCHEDULE VI hereto is a complete and correct list of each trade name used by the Grantor.

               (d) The Grantor has delivered to the Agent complete and correct copies of each Related Contract described on SCHEDULE I hereto, which represent all of the Related Contracts existing on the date of this Agreement and each License described in SCHEDULE II, SCHEDULE III and Schedule IV hereto, including in each such case all schedules and exhibits thereto. Each Related Contract and License sets forth the entire agreement and understanding of




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the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Grantor in respect thereof. Each Related Contract now existing is, and each other Related Contract will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and to general principles of equity. To the knowledge of the Grantor, no default thereunder by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

               (e) The Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents and copyrights necessary to conduct its business in substantially the same manner as conducted as of the date hereof. SCHEDULE II hereto sets forth a true and complete list of all Trademarks and Trademark Licenses owned or used by the Grantor as of the date hereof. SCHEDULE III hereto sets forth a true and complete list of all Patents and Patent Licenses owned or used by the Grantor as of the date hereof. SCHEDULE IV hereto sets forth a true and complete list of all Copyrights and Copyright Licenses owned or used by the Grantor as of the date hereof. All of such Copyrights, Patents and Trademarks are subsisting and in full force and effect, have not been adjudged invalid or unenforceable, are valid and enforceable and have not been abandoned in whole or in part. Except as set forth in SCHEDULE II, III or IV hereto, none of such Copyrights, Patents or Trademarks is the subject of any licensing or franchising agreement. The Grantor has no knowledge of any conflict with the rights of others to any Trademark, Patent or Copyright and, to the best knowledge of the Grantor, the Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of the Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by the Grantor.

               (f) The Grantor is the sole and exclusive owner of the Collateral free and clear of any Lien, except for (i) the security interest created by this Agreement, (ii) the security interests and other encumbrances permitted by the Financing Agreement and (iii) sales, uses, transfers and other dispositions of assets permitted by the terms of the Financing Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except (i) such as may have been filed in favor of the Agent relating to this Agreement, and (ii) such as may have been filed to perfect or protect any security interest or encumbrance permitted by the Financing Agreement.

               (g) The exercise by the Agent of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or otherwise affecting the Grantor or any of its properties and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

               (h) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for (i) the grant by the Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the




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financing statements described in SCHEDULE VII hereto, (B) with respect to the perfection of the security interest created hereby in the United States Trademarks, United States Patents and United States Copyrights for the recording of the Assignment for Security (Trademarks), substantially in the form of Exhibit A hereto, the Assignment for Security (Patents), substantially in the form of Exhibit B hereto, or the Assignment for Security (Copyrights), substantially in the form of Exhibit C hereto, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable or (C) with respect to the perfection of the security interest created hereby in foreign Trademarks, Patents and Copyrights, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to Patents, Trademarks, Copyrights, Patent Licenses, Trademark Licenses and Copyright Licenses.

               (i) This Agreement creates valid security interests in favor of the Agent for the benefit of the Lenders in the Collateral, as security for the Obligations. The Agent's having possession of all instruments and cash constituting Collateral from time to time, the recording of the Assignment for Security (Trademarks), the Assignment for Security (Patents) and the Assignment for Security (Copyrights), as applicable, executed pursuant hereto in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the filing of the financing statements described in SCHEDULE VII hereto and, with respect to Patents, Trademarks and Copyrights hereafter existing and not covered by an Assignment for Security (Trademarks), an Assignment for Security (Patents) or an Assignment for Security (Copyrights), as applicable, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which the Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to the security interests and other encumbrances permitted pursuant to the Financing Agreement.

               SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding or the Commitments shall not have terminated, unless the Agent shall otherwise consent in writing:

               (a) Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or reasonably desirable or that the Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby; (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously each chattel paper included in the Receivables and each License and Related Contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such chattel paper, License, Related Contract or Collateral is subject to the security interest created hereby, (B) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Agent hereunder any such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent, (C) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or




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reasonably desirable or that the Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, and
(D) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

               (b) Location of Equipment and Inventory. The Grantor will keep the Equipment and Inventory (other than used Equipment and Inventory sold in the ordinary course of business in accordance with Section 5(g) hereof) at the locations specified therefor in Section 4(c) hereof, or, upon written notice to the Agent in accordance with Section 6.01(n) of the Financing Agreement accompanied by a new SCHEDULE V hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantor may elect, provided that (i) the Grantor shall promptly have taken all action requested by the Agent to grant to the Agent a perfected, first priority security interest in such Equipment and Inventory, and (ii) the Agent's rights in such Equipment and Inventory, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Equipment and Inventory, are not adversely affected thereby.


               (c) Condition of Equipment. The Grantor shall promptly furnish to the Agent a statement describing in reasonable detail any loss or damage in excess of $1,000,000 to any Equipment or Inventory due to casualty.

               (d) [Intentionally Omitted]

               (e) Insurance.

                   (i) The Grantor will, at its own expense, maintain insurance as required by Section 6.01(h) of the Financing Agreement. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent and the Grantor as their respective interests may appear. Each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to the Agent, subject to Section 2.07(d) of the Financing Agreement. Each such policy shall in addition (A) name the Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable, notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (C) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Grantor will, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Grantor will also, at the request of the Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

                   (ii) Payment under any liability insurance maintained by the Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory




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

as to which clause (iii) of this Section 5(e) is not applicable, the Grantor will, in the exercise of its reasonable business judgment, make or cause to be made the necessary repairs to or replacements of such Equipment and Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 5(e) shall upon receipt by the Agent, be paid to the Grantor as reimbursement for the costs of such repairs or replacements.

                   (iii) Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of any Equipment and Inventory shall be paid to the Agent and applied as specified in Section 7(b) hereof.

               (f) Provisions Concerning the Receivables, the Related Contracts and the Licenses.

                   (i) The Grantor will (A) give the Agent at least 30 days' prior written notice of any change in the Grantor's name, identity or corporate structure, (B) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute Receivables at the location(s) specified therefor in SCHEDULE V hereof or such other location for which the Grantor has complied with all of the provisions of Section 5(b) hereof, and (C) keep adequate records concerning the Receivables and such chattel paper and permit representatives of the Agent during normal business hours, upon reasonable notice and without undue interruption of the business of the Grantor to inspect and make abstracts from such records and chattel paper pursuant to the terms of the Financing Agreement, provided that such notice shall not be required during the continuance of an Event of Default.

                   (ii) The Grantor will duly perform and observe all of its obligations under each Related Contract and, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Grantor may (and, at the Agent's direction, will) take such action as the Grantor or the Agent may deem necessary or advisable to enforce collection or performance of the Receivables; provided, however, the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent or its designated agent and, upon such notification and at the expense of the Grantor and to the extent permitted by law, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of a notice from the Agent that the Agent has notified or intends to notify the Account Debtors or obligors under any Receivables as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (1) credited to the Loan Account or (2) applied as specified in Section 7(b) hereof, and (B) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of




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Default, the Agent shall have the right to notify the United States Postal
Service authorities to change the address for delivery of mail addressed to the Grantor to such address as the Agent may designate and to do all other acts and things necessary to carry out this Agreement.

                   (iii) Upon the occurrence and during the continuance of any breach or default under any License referred to in SCHEDULE II, III or IV hereto by any party thereto other than the Grantor, the Grantor will (A) promptly after obtaining knowledge thereof, give the Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, and (B) upon written instructions from the Agent and at the Grantor's expense, take such action as the Agent may deem reasonably necessary or advisable in respect thereof.

                   (iv) The Grantor will, at its expense, promptly deliver to the Agent a copy of each notice or other communication received by it by which any other party to any Related Contract referred to in SCHEDULE I hereto or otherwise specified by the Agent from time to time or any License referred to in
SCHEDULE II, III or IV hereto purports to exercise any of its rights or affect any of its obligations thereunder which is reasonably likely to cause a Material Adverse Change, together with a copy of any reply by the Grantor thereto.

                   (v) The Grantor will take all action necessary to maintain all Licenses in full force and effect, except where such failure to maintain would not be reasonably likely to cause a Material Adverse Effect. The Grantor will not, without the prior written consent of the Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any Related Contract referred to in SCHEDULE I hereto or any License referred to in SCHEDULE II, III or IV hereto to the extent such action is reasonably likely to have a Material Adverse Change.

                   (vi) If any Receivable includes a charge for any tax payable to any Governmental Authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Grantor and to charge the Grantor therefor. The Grantor shall notify the Lender if any Receivable includes any taxes due to any Governmental Authority and, in the absence of such notice, the Lender shall have the right to retain any proceeds of such Receivable that the Lender receives and shall not be liable for any taxes that may be due from the Grantor by reason of the sale and delivery creating such Receivable.

               (g) Transfers and Other Liens.

                   (i) The Grantor will not sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral except to the extent permitted under Section 6.02(d)(ii) of the Financing Agreement.

                   (ii) The Grantor will not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral, except for (A) the Liens and security interest created by this Agreement and the other Loan Documents and (B) the Liens, security interests and other encumbrances permitted by the Financing Agreement.

               (h) Trademarks, Patents and Copyrights.

                   (i) If applicable, the Grantor has duly executed and delivered the Assignment for Security (Trademarks) in the form attached hereto as Exhibit A, the Assignment for Security (Patents) in the form attached hereto as Exhibit B and the Assignment for Security (Copyrights) in the form attached hereto as Exhibit C. The Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action reasonably necessary to maintain all of the Trademarks, Patents and Copyrights in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force free from any claim of abandonment for non-use, and the Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark, Copyright or Patent may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, the Grantor shall have no obligation to use or to maintain any Trademark, Patent or Copyright (A) that relates solely to any product or work that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with a trademark, patent or copyright substantially similar to the Trademark, Patent or Copyright, as the case may be, that may be abandoned or otherwise become invalid, so long as such replacement Trademark, Patent or Copyright, as the case may be is subject to the security interest purported to be created by this Agreement, (C) that is substantially the same as another Trademark, Patent or Copyright, as the case may be, that is in full force, so long as such other Trademark, Patent or Copyright, as the case may be, is subject to the Lien and security interest created by this Agreement, or (D) that is not necessary for the operation of Grantor's business and is discontinued or disposed of in the ordinary course of business. The Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office to maintain each registration of the Trademarks, the Patents and the Copyrights (other than those Trademarks, Patent or Copyrights described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees and taxes. If any Trademark, Patent or Copyright is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Agent and (y) to the extent the Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantor shall deem appropriate under the circumstances to protect such Trademark, Patent or Copyright. The Grantor shall furnish to the Agent from time to time (but, unless an Event of Default has occurred and is continuing, no more frequently than annually) statements and schedules further identifying and describing the Patents, the Trademarks and the Copyrights and such other reports in connection with the Patents, the Trademarks and the Copyrights as the Agent may reasonably request, all in reasonable detail and promptly upon request of the Agent, following receipt by the Agent of any such statements, schedules or reports, the Grantor shall modify this Agreement by amending SCHEDULES II, III or IV hereto, as the case may be, to include any Patent, Trademark or Copyright which becomes part of the Collateral under this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default the Grantor may not abandon or otherwise permit a Trademark, Patent or Copyright to become invalid without the prior written consent of the Agent, and if any Trademark, Patent or Copyright is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantor will take such action as the Agent shall deem appropriate under the circumstances to protect such Trademark, Patent or Copyright.

                   (ii) In no event shall the Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, unless it gives the Agent written notice thereof, but in no event later than 5 Business Days after the filing of any such application. Upon request of the Agent, the Grantor shall execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest hereunder in such Trademark, Patent or Copyright and the general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Agent its attorney-in-fact to execute and file, during the continuance of an Event of Default, all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the termination of the Commitments, the repayment of all of the Obligations in full and the termination of each of the Loan Documents.

               (j) Inspection and Reporting. The Grantor shall permit the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of the Grantor and take copies and extracts therefrom, (ii) to verify materials, leases, notes, receivables, inventory and other assets of the Grantor from time to time, and (iii) to conduct physical counts, appraisals and/or valuations at the locations of the Grantor, in each case as provided and subject to the confidentiality requirements set forth in the Financing Agreement.

               SECTION 6. Additional Provisions Concerning the Collateral.

               (a) The Grantor hereby authorizes the Agent to file, without the signature of the Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

               (b) The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section 5(f) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 5(e) hereof, and to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, and (iv) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full after the Commitments have been terminated.

               (c) For the purpose of enabling the Agent to exercise rights and remedies hereunder at such time as the Agent shall be lawfully entitled to exercise such rights and remedies after the occurrence and during the continuance of an Event of Default, and for no other purpose, the Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Patents, Trademarks or Copyrights now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limits the right of the Grantor to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, the Grantor may exploit, use, enjoy, protect, license or sublicense any of the Patents, Trademarks or Copyrights in the ordinary course of the business of the Grantor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Agent shall promptly from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Patents, Trademarks or Copyrights and the release of the Lien created hereby). Further, upon the payment in full of all of the Obligations and cancellation or termination of the Commitments, the Agent (subject to Section 10(e) hereof) shall transfer to the Grantor all of the Agent's right, title and interest in and to the Patents, Trademarks and Copyrights, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the second sentence of this clause
(c). The Grantor hereby releases the Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

               (d) If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

               (e) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

               (f) Anything herein to the contrary notwithstanding (i) the Grantor shall remain liable under the Related Contracts and Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release the Grantor from any its obligations under the Related Contracts and Licenses or otherwise in respect of the Collateral, and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Related Contracts and Licenses or with respect to any of the other Collateral, nor shall the Agent be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 7. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

               (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may
(i) take absolute control of the Collateral, including without limitation, transfer into the Agent's name or into the name of its nominee or nominees (to the extent the Agent has not theretofore done so) and thereafter receive, for the benefit of the Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent which is reasonably convenient to both parties, and the Lender may enter into and occupy any premises owned or leased by the Grantor where the Collateral of any part thereof is located or assembled for a reasonable period in order to effectuate the Lender's rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which the Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof. In addition to the foregoing, (i) upon written notice from the Agent, the Grantor shall cease any use of the Trademarks, Patents or Copyrights or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Agent may, at any time and from time to time, upon 10 days' prior notice to the Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Trademarks, Patents and Copyrights, throughout the universe for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (iii) the Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and continuance of an Event of Default), execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks, Patents and Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

               (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of or collection from, or other realization upon, all or any part the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Agent against, all or any part of the Obligations as provided in Section 3.04(b) of the Financing Agreement.

               (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent and the Lenders are legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses of any attorneys employed by the Agent to collect such deficiency.

               SECTION 8. Indemnity and Expenses.

               (a) The Grantor agrees to indemnify and hold the Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, reasonable legal fees and disbursements of Agent's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

               (b) The Grantor will upon demand pay to the Agent the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, subject to Section 10.05 of the Financing Agreement, or (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

               SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Grantor or the Agent, to the parties and at the addresses specified in the Financing Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

               SECTION 10. Miscellaneous.

               (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other Loan Document against such party or against any other Person.

               (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations after the Commitments have been terminated, and (ii) be binding on the Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence and subject to the terms of the Financing Agreement, the Agent and Lenders may assign or otherwise transfer their rights under this Agreement and any other Loan Document, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent and the Lenders herein or otherwise. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent, and any such assignment or transfer shall be null and void.

               (e) Upon the satisfaction in full of the Obligations after the Commitments have been terminated, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor, and (ii) the Agent will, upon the

Grantor's request and at the Grantor's expense promptly, (A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

               (f) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and effect of perfection or non-perfection of the security interest created hereby or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

               IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                            [GRANTOR]

                                            By:  /s/ ZUR FELDMAN
                                                --------------------------------
                                            Name:    Zur Feldman
                                                  ------------------------------
                                            Title:   President
                                                   -----------------------------

                        SCHEDULE I TO SECURITY AGREEMENT

                                RELATED CONTRACTS

                        SCHEDULE II TO SECURITY AGREEMENT

                                   TRADEMARKS
                                       AND
                               TRADEMARK LICENSES

                       SCHEDULE III TO SECURITY AGREEMENT

                           PATENTS AND PATENT LICENSES

                        SCHEDULE IV TO SECURITY AGREEMENT

                        COPYRIGHTS AND COPYRIGHT LICENSES

                        SCHEDULE V TO SECURITY AGREEMENT



I.    Locations of Equipment and Inventory












II. Grantor's chief place of business, chief executive office and place where the Grantor keeps its books and records

                        SCHEDULE VI TO SECURITY AGREEMENT

                                   TRADE NAMES

                       SCHEDULE VII TO SECURITY AGREEMENT

                           UCC-1 FINANCING STATEMENTS

                                                                       EXHIBIT A

                             ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)


               WHEREAS, _________________________ (the "Assignor") has adopted, used and is using the trademarks and service marks listed on the annexed
Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks");

               WHEREAS, the Assignor, has entered into a Security Agreement dated June __, 2000 (the "Security Agreement") in favor of BANK LEUMI USA, as agent for certain lenders (the "Assignee");

               WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Trademarks together with the good-will of the business symbolized by the Trademarks and the applications and restrictions thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

               NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

               The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

               IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 200__.


                                            -------------------------

                                            By:
                                               -----------------------

                                            Name:
                                                 ---------------------

                                            Title:
                                                  --------------------

STATE OF NEW YORK
                    ss.:
COUNTY OF NEW YORK


               On this ____ day of _______________, 200__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _________________________, a _________ corporation, and that he executed the foregoing instrument in the firm name of ________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

                        -------------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                     (TRADEMARKS AND TRADEMARK APPLICATIONS)

                                                                       EXHIBIT B

                            ASSIGNMENT FOR SECURITY
                            -----------------------

                                   (PATENTS)
                                   ---------

               WHEREAS, _________________________(the "Assignor") holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents");

               WHEREAS, the Assignor, has entered into a Security Agreement dated June __, 2000 (the "Security Agreement") in favor of BANK LEUMI USA, as agent for certain lenders (the "Assignee");

               WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

               NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

               The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

               IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of __________ __, 200__.

                                            -------------------------

                                            By:
                                               -----------------------

                                            Name:
                                                 ---------------------

                                            Title:
                                                  --------------------

STATE OF NEW YORK
                    ss.:
COUNTY OF NEW YORK


               On this ____ day of _______________, 200__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _________________________, a ___________ corporation, and that he executed the foregoing instrument in the firm name of ________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                            -----------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                        (PATENTS AND PATENT APPLICATIONS)

                                                                       EXHIBIT C

                             ASSIGNMENT FOR SECURITY

                                  (COPYRIGHTS)


               WHEREAS, _________________________(the "Assignor") holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the "Copyrights");

               WHEREAS, the Assignor, has entered into a Security Agreement dated June __, 2000 (the "Security Agreement") in favor of BANK LEUMI USA, as Agent for certain lenders (the "Assignee");

               WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a security interest in all right, title and interest of the Assignor in, to and under the Copyrights and the registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

               NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign unto the Assignee and grants to the Assignee a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

               The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

               IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of __________ __, 200__.

                                            -------------------------

                                            By:
                                               -----------------------

                                            Name:
                                                 ---------------------

                                            Title:
                                                  --------------------

STATE OF NEW YORK
                    ss.:
COUNTY OF NEW YORK


               On this ____ day of _______________, 200__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _________________________, a __________ corporation, and that he executed the foregoing instrument in the firm name of ________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                            -----------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                     (COPYRIGHTS AND COPYRIGHT APPLICATIONS)

[First Amendment and Joinder to the Bank Leumi USA Financing Agreement dated as of June 26, 2000 filed as a separate Exhibit to the Registration Statement]

                                                                      Exhibit I

                            Form of Pledge Agreement

[Pledge and Security Agreement dated June 26, 2000 filed as a separate Exhibit to the Registration Statement]

                                                                      Exhibit J

                           Form of Control Agreement

                                    EXHIBIT J


                            FORM OF CONTROL AGREEMENT


              CONTROL AGREEMENT dated as of June_, 2000 among Gilat-to-Home Inc., a Delaware corporation (the "Debtor"), Bank Leumi USA, as agent for the Lenders parties to the Financing Agreement (in such capacity, the "Secured Party") and the Cayman Branch of Israel Discount Bank Ltd. (the "Depository Bank"). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of the date hereof between the Debtor and the Secured Party (the "Pledge Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

              Section 1. Establishment of the Account. The Depository Bank hereby confirms and agrees that:

              (a) The Depository Bank has established the following time deposit account on its books for the benefit of the Debtor: account number 400025 in the name "Gilat-to-Home Inc." (such account and any successor account, the "Account"), and the Depository Bank shall not change the name or account number of the Account without the prior written consent of the Secured Party;

              (b) On or after the date hereof, US$30,000,000 will be deposited into the Account;

              (c) The Debtor shall have no right whatsoever to remove or withdraw from the Account any asset, cash or other property now or hereafter credited to the Account without the prior written consent of the Secured Party, provided that the Debtor shall be entitled to request that the Secured Party withdraw funds from the Account in accordance with
       Section 2.03 of the Financing Agreement; and

              (d) The Debtor and the Secured Party have notified the Depository Bank that the Debtor has, pursuant to the Pledge Agreement, pledged and assigned to the Secured Party and granted to the Secured Party for the benefit of the Lenders a continuing security interest in the Pledged Collateral, including, without limitation, the Account. The Depository Bank hereby consents to the creation of such security interest.

              Section 2. "Financial Assets" Election. The Depository Bank hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Account shall be treated as a "financial asset" within the meaning of Section 8-l02(a)(9) of the UCC.

              Section 3. Dominion and Control; Entitlement Orders. Each of the Debtor and the Depository Bank hereby agree that the Account shall be under the exclusive dominion and control of the Secured Party. If at any time the Depository Bank shall receive any order from the Secured Party directing transfer or redemption of any asset relating to the Account, the Depository Bank shall comply with such entitlement order, without further consent by the Debtor or any other person.

              Section 4. Subordination of Lien; Waiver of Set-Off. If the Depository Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Account or any security entitlement credited thereto, the Depository Bank hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets and other items deposited in the Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party.

              Section 5. Choice of Law. Both this Agreement and the Account shall be governed by the laws of the State of New York notwithstanding any provision to the contrary contained in any account opening agreements pursuant to which the Debtor opened the Account with the Depository Bank (the "Account Opening Agreement"). Regardless of any provision in any other agreement (including, without limitation, the Account Opening Agreement), for purposes of the UCC, New York shall be deemed to be the Depository Bank's jurisdiction and the Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. For the avoidance of doubt, the parties hereto hereby amend the Account Opening Agreement to provide that it shall be governed by the laws of the State of New York rather than the laws of the Cayman Islands.

              Section 6. Conflict with other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

              Section 7. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

              Section 8. Successors and Assigns. This Agreement shall (i) be binding on the parties hereto and their respective successors and assigns, and
(ii) inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Party may, upon receipt of the written consent of the applicable Lender that is affiliated with the Depository Bank which consent shall not be unreasonably withheld or delayed, assign or otherwise transfer the Pledge Agreement, this Agreement and any other Loan Document, to any other Person, without notice to or the consent of the Debtor or the Depository Bank, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such entity herein or otherwise. All references in this Agreement to Secured Party shall mean the Secured Party and any assignee of Secured Party of this Agreement. None of the rights or obligations of the Debtor or the Depository Bank hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party.

              Section 9. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and shall be mailed, telecopied or delivered to the intended party at, in the case of the Depository Bank, its address as set forth on the signature page hereto or, in the case of the Debtor or the Secured Party, to its address set forth in the Financing Agreement; or, as to such Persons, at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (i) if sent by certified mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or
(iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

              Section 10. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect the security interests granted to the Secured Party (for the benefit of the Lenders) in the Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Depository Bank hereunder shall continue in effect until the security interests of the Secured Party in the Account have been terminated pursuant to the terms of the Pledge Agreement and the Secured Party has notified the Depository Bank of such termination in writing.

              Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                       GILAT-TO-HOME INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BANK LEUMI USA, as Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       ISRAEL DISCOUNT BANK LTD.,
                                          CAYMAN BRANCH


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Address:


                                                  ------------------------------

                                                  ------------------------------
                                                  Attn.:
                                                        ------------------------
                                                  Tel.:
                                                        ------------------------
                                                  Fax:
                                                        ------------------------

                                                                       Exhibit K

                        Form of GS Representation Letter

                                    EXHIBIT K

                          FORM OF REPRESENTATION LETTER

                         GILAT SATELLITE NETWORKS LTD.
                 21 YEGIA KAPAYIM ST., KIRYAT ARYE, PETACH TIKVA

                                  SPACENET INC.
                     1750 OLD MEADOW ROAD, MCLEAN, VIRGINIA



                                                      June __, 2000


Bank Leumi USA
564 Fifth Avenue
New York, N.Y. 10036
U.S.A.


                             Re: Gilat-to-Home Inc.


Gentlemen:

In consideration for your agreement to enter into a Financing Agreement dated as of June __, 2000 (the "Financing Agreement"), by and among Gilat-to-Home Inc., a Delaware corporation (the "Borrower"), certain financial institutions party thereto from time to time (the "Lenders") and Bank Leumi USA, as agent for the Lenders (in such capacity, the "Agent") (capitalized terms used herein and not defined herein shall have the same meaning herein as set forth in the Financing Agreement), Gilat Satellite Networks, Ltd. ("Gilat") and Spacenet Inc. ("Spacenet") hereby represent and warrant jointly and severally in favor of the Lenders and the Agent, that the equipment and technology manufactured by either Gilat or Spacenet and supplied to the Borrower pursuant to any agreement between Borrower, on the one hand, and Gilat or Spacenet, on the other hand, in effect as of the date of the Financing Agreement, together with any amendments or other modifications thereto that are more favorable to the Borrower unless the adoption of such amendments or modifications has been approved by a vote of all or a majority of the Borrower's directors not appointed by either Gilat or Spacenet (the "Agreements"), shall perform in conformity with the specifications set forth in such Agreements.

Gilat and Spacenet hereby agree to jointly and severally indemnify the Agent and Lenders for any and all losses suffered by the Agent and the Lenders as a result of the breach of any of the Agreements if such losses arise solely from the failure of the equipment or technology manufactured and supplied to the Borrower by either Gilat or Spacenet pursuant to any Agreement to perform in conformity with the specifications set forth in such Agreement, as determined by a court of competent jurisdiction in an action brought by the Borrower (or any other person entitled to assert the rights of the Borrower in a bankruptcy or insolvency proceeding of the Borrower) against Gilat and/or Spacenet. Such right of indemnification may

Bank Leumi USA
June __, 2000
Page 2

be asserted directly by the Agent or the Lenders against Gilat and/or Spacenet if any court referred to in the preceding sentence makes a determination, or Gilat and/or Spacent admits in writing, that the equipment or technology manufactured and supplied to the Borrower by either Gilat or Spacenet pursuant to any Agreement failed to perform in conformity with the specifications set forth in such Agreement. Any such court determination or written admission shall be binding upon Gilat and Spacenet in any proceeding brought by the Agent or the Lenders against Gilat and/or Spacenet to assert the right of indemnification granted to the Agent and the Lenders hereunder. However, no independent right is hereby granted by Spacenet, Gilat or the Borrower to the Agent or Lenders to enforce the terms of any of the Agreements against Gilat or Spacenet.


In the event the Board of Directors becomes comprised of a majority of individuals who are appointed to the Board by either Spacenet or Gilat, Borrower agrees to institute and diligently and in good faith prosecute an action against Gilat or Spacenet for breach of any of the Agreements arising solely from the failure of the equipment or technology manufactured and supplied to the Borrower by either Gilat or Spacenet in the event that the directors not appointed by Gilat and Spacenet decide to institute such an action against Gilat or Spacenet.

Notwithstanding anything to the contrary contained herein, this letter shall not in any way affect the rights of the Agent and the Lenders against the Borrower under the Loan Documents or the rights of the Agent and the Lenders against the Borrower or any other person under applicable law. This letter shall (a) terminate upon the repayment in full of all Obligations under the Financing Agreement and the other Loan Documents and (b) be governed by the laws of the State of New York.

                                              Gilat Satellite Networks, Ltd.

                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


Gilat-to-Home Inc.                            Spacenet Inc.

By:                                           By:
    ------------------------                      ------------------------------
    Name:                                         Name:
    Title:                                        Title:

                                                                       Exhibit L


                         Form of Debt Conversion Letter

[Debt Conversion Letter dated as of June 26, 2000 filed as a separate Exhibit to the Registration Statement]

                                                                         Annex I



                                 Business Plan


                                      [*]



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.